Exhibit 10.6

MUTUAL AND LIMITED RELEASE

AGREEMENT

THIS MUTUAL AND LIMITED RELEASE (the “Agreement”) is entered into and made effective as of the 30th day of September 2012 (the “Effective Date”) by and among the signatories to this Agreement (each of the signatories shall be referred to singularly as a “Party” and collectively as the “Parties”). Except as otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in Section 2 of this Agreement.

BACKGROUND

On or about the 10th day of May 2010, VIASPACE issued to Sung Chang a long-term debt instrument in the principal amount of $5,331,025 (the “Original Secured Note”), the payment of which is secured by the Security Documents. Since its original issuance, the Original Secured Note was amended by the parties to extend the due date for payment of each respective installment by one year (together with such amendment, the “Secured Note”), with the first installment being due and payable thereafter on May 14, 2012 (the “First Installment”). As part of such amendment, the Secured Note was assigned by Sung Chang to Changs, LLC (“Changs”).

The First Installment remains unpaid, along with the Accrued Interest. Neither VIASPACE nor any one of its various subsidiaries, including VGE or its two lower tier subsidiaries, has the financial wherewithal to satisfy the Secured Note as and to the extent due and owing. Given the insolvency of VIASPACE on a consolidated basis, Changs, in lieu of exercising its remedies, has expressed a desire to cooperate in the recapitalization of VIASPACE and VGE upon the terms and conditions described in that certain agreement entitled “Recapitalization Agreement (the “Recapitalization”).

As a prelude to the Recapitalization, each of the Parties entered into that term sheet entitled “TERM SHEET- VIASPACE & VGE RECAPITALIZATION,” dated as of the 24th day of July 2012 (the “Recap Term Sheet”), pursuant to which the Parties expressed their desire to negotiate, inter alia, a mutual release in connection with the Recapitalization.

NOW, THEREFORE, pursuant to the Recap Term Sheet and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree as follows:

AGREEMENT

1.               Limited Mutual Releases by and Among All Parties.

1.1            The Release. Except for Claims relating to the Excluded Obligations (which by definition are not included within the meaning of the released Claims), each of the Parties, for and on behalf of itself and, as applicable, each of its shareholders, partners or members, as the case may be, hereby and forever releases and discharges (each, a “Releasing Party”) each of the other Parties and each shareholder, officer, director, employee, Affiliate, successor and assign thereof (collectively, the “Released Parties”) from any and all Claims (the “Release”).

1.2            Covenant Not to Sue. The Release shall constitute a complete release of the Claims and waiver of and a covenant not to sue under or in connection with any and all such Claims, and each of the Releasing Parties shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all such Claims any one or all of such Parties may have had or may have, and the Release shall in all respects and in any event and in all cases be deemed to release each of the Released Parties from any injury, damage, liability, responsibility, or obligation all or any one of the Releasing Parties may have suffered or incurred for, as a result of, with respect to or in connection with such Claims.

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1.3            Waiver of Unknown Claims. In furtherance of the above-stated intention to bar each and every Claim, except as otherwise agreed in this Agreement, each Releasing Party hereby expressly waives any and all rights or benefits conferred by the provisions of section 1542 of the California Civil Code (“Section 1542”), and by any similar provision of California, other state or federal law now in effect or in effect in the future, and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected Claims specified above, if any. Section 1542 provides:

A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor.

The release by each Releasing Party (when and as effective) in this Section shall extend to all unknown claims within the meaning of Section 1542 relating in any way to each of the Released Parties and, as applicable, each respective shareholder, officer, director, Affiliate, successor and assign thereof.

1.4            Informed Release. Each Releasing Party acknowledges that it understands the significance and potential consequences of the release of unknown claims and of the specific waiver of its rights under Section 1542. Except as otherwise agreed in this Agreement, each Releasing Party intends that the Claims released by it under this Agreement shall be construed as broadly as possible.

2.               Definitions. For purposes of this Agreement, the following terms and phrases shall have the meaning ascribed thereto:

“Affiliate” means, with respect to any party to this Agreement, a Person, directly or indirectly, as of or following the Effective Date, that controls, is controlled by or is under common control with such party. For purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than 50% of the outstanding voting stock or other voting rights entitled to elect directors (or in the case of an entity that is not a corporation the election or appointment of the corresponding managing authority); provided, however, that in any country where the local law shall not permit foreign equity participation of more than 50%, then an “Affiliate,” shall further include any company in which such Person shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law or otherwise exercises control over the management of such company.

“Assignment Agreement” shall mean that certain agreement entitled “Delivery, Disclosure, Assignment and Assumption Agreement,” and entered into by and among VGE, VIASPACE and each of the Former Employees as of the _ day of August 2012.

“Claim” shall mean any and all causes of action, actions, affirmative defenses, judgments, liens, indebtedness, obligations, damages, losses, claims, liabilities and demands of every kind and character, whether known or unknown, suspected or unsuspected, existing or prospective, from the beginning of time through and including the Effective Date, including, without limitation, any and all claims, including claims based on, arising under or otherwise relating to the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974 , the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, all other federal or state statutes regulating military service leaves, and all amendments thereof or any other relevant or potentially applicable state and federal statutes; past wages or salaries, emotional distress, personal injuries or damages, disability insurance or other benefits (except vested retirement benefits), violation of any express or implied agreement, written or verbal, and any common law duty, including claims for attorney fees; provided, however, that in no event shall the term “Claim” include any Excluded Obligations.

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“Excluded Obligations” shall mean each of the following matters:

(i)              This Agreement;

(ii)            Each of the Former Employee’s Statements of Additional Terms and Conditions; provided, however, that each of the Parties to each such respective agreement hereby agree that Sections 2(c) and (d) thereof following the date of this Agreement shall have no applicability to the performance of services for and on behalf of VIASPACE so long as each such employee thereunder enters into with VIASPACE and executes as an employee of VIASPACE the Business Protection Agreement, a form of which is attached hereto;

(iii)          The Assignment Agreement; the Recapitalization Agreement; License Agreement; that certain Lock Up Agreement (as defined in the Recapitalization Agreement); those certain agreements entitled “Consulting Agreement” and “Business Protection Agreement” entered into by and between Stephen Muzi and VGE; those certain agreements entitled “Business Protection Agreements” to be entered into by and between VIASPACE and each of Stephen Muzi and Carl Kukkonen, respectively; that certain agreement entitled “Loan Agreement” to be entered into by and between Kevin Schewe, MD and VIASPACE and the Promissory Note and Security Agreement relating thereto; [that certain initial VIASPACE Purchase Order]; that certain agreement entitled “Agreement to Grant Voting Rights and Transfer Preferred Share” entered into by and between Sung H. Chang and Schewe, along with that certain Exhibit A attached thereto, all of which documents being entered into of even date herewith (other than the Assignment Agreement);

(iv)          The Note and Security Documents (as defined in the Recapitalization Agreement), provided, however, that any and all claims under the Note and related Security Documents shall be subject to and limited by the Covenant not to Sue (as defined in the Recapitalization Agreement);

(v)            The Registration Rights Agreement, dated as of May 14, 2010, and entered into by and between VIASPACE and Sung Hsien Chang; provided, however, that upon any exercise of the demand registration rights described therein, Chang shall be responsible for the payment of the costs to register the shares subject to such exercise by him that would not otherwise be incurred by VIASPACE in its usual course of business (e.g., Chang will not be responsible for costs of audit fees for any such audit that may otherwise be conducted); provided, further, that Chang (nor any transferees of such shares) may not sell during any calendar quarter more than the greater of either (1) two and one half (2.5) times the volume limitation pursuant to Rule 144(e) promulgated under the Securities Act of 1933, as amended, or (2) forty million (40,000,000) shares (as adjusted for any stock splits, stock dividends, recapitalizations, combinations and the like) of all such shares that are to be registered pursuant to his demand registration rights, without the prior written consent of VIASPACE, which consent shall not be unreasonably delayed, denied, conditioned or withheld (the “Trickle Out”); provided, further, that such Trickle Out does not otherwise undermine or adversely affect the effectiveness of such Registration Statement;

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(vi)          The Registration Rights Agreement, dated as of May 14, 2010, and entered into by and among VGE, Sung Hsien Chang, Hsiu Fen Su, Chun Hao Chang, Jay Chang, each individual residents of the State of Georgia, and Green Solutions Group Ltd, a British Virgin Islands company;

(vii)        Sections 5.1 through 5.6, and 5.7.4 and the rights associated therewith of the Share Purchase Agreement, dated as of the __ day of April 2010, entered into by VIASPACE and Sung Chang, as amended;

(viii)      VIASPACE’s obligation to satisfy the accrued vacation pay earned through the Closing by each of the Former Employees in connection with the performance of employment services for and on behalf of VIASPACE and VGE prior to and through such Closing;

(ix)          Claims for which a Released Party is not lawfully permitted to release (the “Preserved Claims”); provided, however, that to the extent that any such Preserved Claims are asserted against any Chang Indemnified Party, then notwithstanding any provision in this Agreement to the contrary, this Agreement and the Covenant Not to Sue (as defined in the Recapitalization Agreement) shall be and become null and void with respect to any such affected Chang Indemnified Party;

(x)            VGE’s obligation to satisfy the accrued vacation pay earned through the Closing by Sung Chang in connection with the performance of employment services for and on behalf of VGE prior to and through such Closing; and

(xi)          The independent contractor agreement to be entered into by and between VGE and Stephen Muzi (“Muzi”) for the performance by him of certain Chief Financial Officer and Secretarial services for and on behalf of VGE from the effective date of the Recap Term Sheet until November 15, 2012 at $5,000 per month (in order to file the second quarter and third quarter SEC 10-Q's) and for such longer period as the parties may mutually agree and that certain Business Protection Agreement entered into of even date therewith by and between VGE and Muzi (the “Muzi Agreement”).

“Expired Employment Agreements” shall mean those certain employment agreements entered into by and between VGE and each of the Former Employees and made effective as of the __ day of August 2010.

“Former Employees” shall mean Carl Kukkonen and Steve Muzi.

“License Agreement” shall mean that certain license agreement entered into as of the Effective Date by and between VGE and VIASPACE with respect to the license of certain rights in and to Giant King Grass (as defined therein).

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“Statement of Additional Terms and Conditions” shall mean that certain addendum entitled “Statement of Additional Terms and Conditions Relating to Employment Agreement,” which statement was attached to and made a part of each of the Expired Employment Agreements.

3.               Release-Related Covenants. Each of the Parties hereby agrees that he or it, as the case may be:

3.1            No Admission. Acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by such Party of any kind, and this Release shall not be admissible as evidence in any proceeding; this Release does not constitute an adjudication or finding on the merits and is not, and shall not be construed as, an admission by any such Party of any violation of its policies, procedures, state or federal laws or regulations; this Release may be introduced, however, in any proceeding to enforce its terms and conditions; provided, however, that any such introduction shall be pursuant to an order protecting its confidentiality.

3.2            Covenant Not to Sue. Shall never institute any action for suit-at-law or action against all or any of the Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Claim that has been released under this Agreement.

3.3            Non-disparagement. Shall neither disparage nor denigrate the reputation, name or goodwill of any Released Party in any communication, verbal or written, with any third-party, commencing with and following the Effective Date.

4.               Employment Related Covenants.

4.1            Release of Any Age Discrimination Claim. In compliance with the requirements of the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers’ Benefit Protection Act (OWBPA), each of the Former Employees and Sung Chang (“Prior Officers”) hereby acknowledges by his/her signature below that, with respect to the rights and claims waived and released under the ADEA and OWBPA:

(a)             Prior Officer has read and understands this Agreement;

(b)            Prior Officer was given at least 21 days from the date this Agreement was initially presented to accept the terms of this Agreement;

(c)             Prior Officer was advised in writing, via this Agreement, to consult with an attorney before signing this Agreement;

(d)            Prior Officer had an opportunity to consult with an attorney before signing this Agreement;

(e)             Prior Officer is releasing the each of the Released Parties from, among other things, any claims of age discrimination under the ADEA or OWBPA; and

(f)             Prior Officer understands that the release of age discrimination claims contained in this Agreement does not cover any rights or claims that may arise after the Effective Date against each of the Released Parties.

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4.2            Revocation of Age Release. Prior Officer may revoke the portion of this Agreement relating to release of age discrimination claims covered by the ADEA or OWBPA within seven (7) calendar days after signing it. To be effective, such revocation must be received in writing by VIASPACE Green Energy, 131 Bells Ferry Lane, Marietta, GA 30066. Revocation can be made by hand delivery, telegram, facsimile, or postmarking before the expiration date of this seven (7) day period.

5.               Representations and Warranties.

5.1            Warranty of Authority. Each Party whose signature appears below represents and warrants to each other Party that he or it, as the case may be, has been duly authorized and has full authority to execute this Agreement on behalf of himself and the entity or entities for which he represents.

5.2            No Assignment of Claims to Third Parties. Each of the Parties hereby represents and warrants to each other Party that he or it, as the case may be, has not assigned or transferred, or purported to assign or transfer, to any Person any Claim released under this Agreement.

5.3            No Other Representations and Warranties. No Party has relied on any representations, whether oral or written, not expressly set forth herein when entering into this Agreement.

6.               Miscellaneous.

6.1            Entire Agreement. This Agreement constitutes and contains the final, complete and exclusive agreement and understanding between the Parties. This Agreement supersedes or replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. This is a fully integrated document.

6.2            Severability. If any portion of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions of this Agreement that can be given effect without the invalid provision or application and, to this end, the provisions of this Agreement are declared to be severable.

6.3            Construction. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any Party on the basis that said Party was the drafter of this Agreement. The headings are for the convenience of the Parties and are not to be used in construing the meaning of any provision of this Agreement.

6.4            No Waiver of Breach. No waiver by one Party of any breach of any term or provision of this Agreement by the other Party shall be binding unless in writing and signed by the Party waiving the breach.

6.5            Legal Advice. The Parties acknowledge that they have been advised by their own legal counsel in connection with this Agreement and enter into this Agreement solely on the basis of that advice and on their own independent investigation of all facts, law and circumstances material to this Agreement or any provision thereof. The Parties hereby acknowledge that they have not entered into this Agreement based upon any statement or omission by the other party, their agents, representatives, or attorneys.

6.6            Binding Effect. Each of the Parties understands and expressly agrees that this Agreement shall bind their successors and assigns.

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6.7            Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to VIASPACE:

VIASPACE Inc.

2102 Business Center Drive

Irvine, CA 92612

Telephone: 626-768-3360

Facsimile: 626-578-9063

With a copy to:

_________________________________

_________________________________

_________________________________

If to VGE:

Mr. Sung Chang

VIASPACE Green Energy Inc.

131 Bells Ferry Lane

Marietta, Georgia 30066

With a copy to:

McDaniel Law Group, PC

P.O. Box 681235

Marietta, Georgia 30068

Attn: Mr. Frank McDaniel, Esq.

6.8            Jurisdiction and Venue. As between the Parties, the transactions contemplated in this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Georgia, without regard to the conflicts of laws principals thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and thereby. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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6.9            Costs and Attorneys’ Fees.

(a)             Award to Prevailing Party in Proceeding. In the event any attorney is employed by any Party to this Agreement with regard to any legal action, arbitration or other proceeding brought by any Party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, then the prevailing Party, whether at trial or upon appeal, and in addition to any other relief to which the prevailing Party may be granted, shall be entitled to recover from the losing Party all costs, expenses, and a reasonable sum for attorney fees incurred by the prevailing Party in bringing or defending such action, arbitration, or proceeding, and in enforcing any judgment granted therein, all of which costs, expenses and attorneys fees shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(b)            Judgment or Order Shall Award. Any judgment or order entered in such matter shall contain a specific provision providing for the recovery by the prevailing Party of attorney fees, costs, and expenses incurred in enforcing such judgment. For purposes of this Section, attorney fees shall include, without limitation, fees incurred in the following: post-judgment motions; contempt proceedings; garnishment, levy, and debtor and third party examinations; discovery; and bankruptcy litigation.

6.10         Further Assurances. Each of the Parties agrees (a) to furnish upon request to the other Party other such further information, (b) to execute and deliver to the other Parties such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

6.11         Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement. The signatories may execute this Agreement by facsimile counterparts, and a legible facsimile of a signature shall be as effective as an original signature.

6.12         Remedies. No remedy conferred by this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and in addition to every other remedy conferred hereunder or at law or in equity.

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IN WITNESS WHEREOF, upon and coincident with the Effective Date, this Agreement shall become effective.

VIASPACE Inc. By:/s/ Carl Kukkonen Print Name: Title: Date Signed: ________	VIASPACE Green Energy Inc. By: /s/ Sung Chang Print Name: Title: Date Signed: ________

/s/ Carl Kukkonen Carl Kukkonen	/s/ Sung Chang Sung Hsien Chang

/s/ Steve Muzi Steve Muzi	/s/ Chun Hao Chang Chun Hao Chang

/s/ Kevin Schewe Kevin Schewe, MD	/s/ Hsiu Fen Su Hsiu Fen Su

Changs, LLC By:/s/ Sung Chang Sung Hsien Chang Authorized Member

JJ International, Inc. By:/s/ Sung Chang Sung Hsien Chang Authorized Officer

Green Solutions Group Ltd., a British Virgin Islands company By:/s/ Sung Chang Sung Hsien Chang Authorized Officer

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